SCHEDULE 14C INFORMATION STATEMENT
 Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

 (Amendment No.   )

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[  ] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Information Statement

SALON CITY, INC.
(Name of Registrant As Specified In Charter)
 Commission File Number: 000-52729

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Salon City, Inc.
 909 North Palm Avenue
Suite 311
West Hollywood, California 90069

PROCEDURE AND STATUTORY AUTHORITY FOR APPROVAL OF A REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK; VOTE REQUIRED

Nevada Revised Statute 78:2055 provides:

           1. “Unless otherwise provided in the articles of incorporation, a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if:

      (a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

      (b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restrictions on the voting power of the affected class or series.

               2.  If the proposal required by subsection 1 is approved by the stockholders entitled to vote, the corporation may reissue its stock in accordance with the proposal after the effective date and time of the change.”

On September 26 2008, the Company’s Board of Directors met in a special meeting after notice of same was duly given pursuant to the Company’s by-laws. A quorum existed and the motion was made that the Board of Directors approve a resolution setting forth a proposal to decrease the number of issued and outstanding common shares of the Company by a ratio of one share for every one hundred shares beneficially owned by holders of the Company’s common stock. After discussion, a motion to adopt the resolution approving the reverse split of the Company’s issued and outstanding common shares was duly made, seconded and by unanimous vote approved by the Board of Directors.

On September 26, 2008, shareholders owning a majority of the outstanding common shares called a special meeting and waived notice to entertain whether or not to effect a reverse split of the issued and outstanding common shares of the corporation from one share for every one hundred share ratio. The majority shareholders also agreed that any business transacted at the special meeting shall be as valid and legal and of the same force and effect as though said meeting were held after notice duly given. By action of unanimous written consent, dated September 26, 2008, the common shareholders owning a majority, i.e. 808,067,122 common shares or approximately 82% of the issued and outstanding shares of our common stock, approved the reverse split of the Company’s issued and outstanding common stock in a ratio of one share for every one hundred shares beneficially owned by holders of the Company’s common shares.

EFFECTIVE DATE OF THE REVERSE SPLIT

The reverse split of the Company’s issued and outstanding common stock, in a ratio of one share for every one hundred shares beneficially owned by shareholders of the Company’s common stock will take effect on December 1, 2008.

EFFECT OF REVERSE SPLIT IN AUTHORIZED SHARES WITHOUT A CONCURRENT DECREASE IN THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED.

A. BOARD OF DIRECTORS AUTHORITY TO ISSUE ADDITIONAL COMMON SHARES AFTER THE REVERSE STOCK SPLIT.

The effect of this reverse split will decrease the number of issued and outstanding shares in the Company. Prior to the effective date of the reverse-split there are approximately 993,716,592 shares of SLON common stock issued and outstanding.  After the 1-for-100 reverse-split is effective the total number of issued and outstanding shares of the Company’s common stock will be approximately 9,937,166.

Present owners of our common shares are hereby informed that, due to the decrease in the company’s issued common shares, and the lack of a concurrent decrease in the number of authorized shares the Company is eligible to issue pursuant to its amended articles of incorporation, the board of directors, in exercising its discretion to manage and operate the company under Nevada law, may, after December 1, 2008, choose to issue those additional common shares of the company without any further action or notice to the common shareholders, or be required to otherwise obtain any prior approval from the common shareholders prior to issuance. The company would, to the extent required by law, make public any such issuances of common shares in its filings with the U.S. Securities and Exchange Commission.

B. DILLUTION OF PRESENTLY ISSUED COMMON SHARES IF THE COMPANY CHOOSES TO ISSUE MORE SHARES AFTER THE EFFECTIVE DATE OF THE REVERSE SPLIT.

To the extent that our board of directors actually authorizes and issues additional common shares after December 1, 2008, pursuant to the reverse split of its authorized shares, the effect upon previous shareholders is that the value of their shares will be effectively diluted in an amount contingent upon the actual number of additional common shares actually issued.

C. ANTI-TAKE OVER EFFECT.

In the event that the board of directors does authorize and issue additional common shares after December 1 2008 pursuant to its ability under Nevada law, and the increased number of available shares existent due to the reverse stock split, such action may have the effect of inhibiting or preventing the take over of the company by a third party.

D. BOARD OF DIRECTORS CURRENT PLANS

As of the date of this filing, the board of directors has not taken any action to utilize the increased number of available authorized issued and outstanding common shares to affect any material capital raising transaction.

E. EFFECT ON CERTIFICATES EVIDENCING SHARES OF SALON CITY, INC.
COMMON STOCK

For those shareholders that hold physical stock certificates, please do not destroy them or send them to Salon City, Inc. After the effective date of the reverse split, that is, December 1, 2008, you may send your certificates to our transfer agent, Island Stock Transfer Company, 100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701, who will then issue you a new stock certificate reflecting the post split number of shares and the Company’s new CUSIP number.

F. DISSENTER'S RIGHTS

The Nevada Revised Statutes do not provide for dissenters' right of appraisal in connection with the increase in authorized common stock.

G. NO INTENT TO TAKE THE COMPANY PRIVATE

No action taken hereunder and in any manner connected with this reverse split of common shares by the Company, is meant to indicate that the Company is intending to become a private business entity. To the contrary, the Company has every intention to remain a publicly owned and traded company.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2(b) promulgated under the Securities Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,
--------------------------------
Steven Casciola
PRESIDENT

West Hollywood, CA
November 26, 2008